OPEN DOOR ONLINE, INC.
                      (FORMERLY GENESIS MEDIA GROUP, INC.)
                   COMPUTATION OF NET INCOME PER COMMON SHARE

For the year ended December 31:                            1999            1998
                                                      ---------     -----------

Income (Loss) as reported                             $(606,058)    $   (13,948)

Income tax expense                                           --              --
                                                      ---------     -----------
Net income (loss)                                     $(606,058)    $   (13,948)
                                                      =========     ===========

Basic earnings per share                              $   (0.11)    $     (0.00)
                                                      =========     ===========

Diluted earnings per share                            $   (0.11)    $     (0.00)
                                                      =========     ===========

Weighted average shares outstanding:                  5,432,863       7,000,000
                                                      =========     ===========

Fully diluted average shares outstanding:             5,432,863       7,000,000
                                                      =========     ===========